      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2004

                                                  REGISTRATION NUMBER 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       THE MERIDIAN RESOURCE CORPORATION
             and Co-Registrants (see Table of Co-Registrants below) (Exact name of registrant as specified in its charter)

                           TEXAS                                                        76-0319553
              (State of other jurisdiction of                                        (I.R.S. Employer
               incorporation or organization)                                      Identification No.)

                        1401 ENCLAVE PARKWAY, SUITE 300
                              HOUSTON, TEXAS 77077
                                 (281) 597-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           MR. JOSEPH A. REEVES, JR.
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       THE MERIDIAN RESOURCE CORPORATION
                        1401 ENCLAVE PARKWAY, SUITE 300
                              HOUSTON, TEXAS 77077
                                 (281) 597-7000
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                   Copies to:

                               CHARLES L. STRAUSS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO BE         OFFERING PRICE        AGGREGATE OFFERING        REGISTRATION
      SECURITIES TO BE REGISTERED          REGISTERED(1)           PER UNIT(2)                PRICE                  FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(3).....................
---------------------------------------------------------------------------------------------------------------------------------
Common Stock...........................
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock........................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Debt Securities(4).......
---------------------------------------------------------------------------------------------------------------------------------
  TOTAL................................     $350,000,000              100%                $350,000,000             $44,345
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) An indeterminate principal amount or number of common stock, preferred stock and debt securities may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $350,000,000. Also includes an indeterminate number of shares of common stock or preferred stock as may be issued upon conversion, exchange or settlement, as the case may be, for any debt securities or preferred stock that provide for conversion, exchange or settlement, as the case may be, into common stock or preferred stock registered hereby. No separate consideration will be received for any securities that are issued upon conversion of or in exchange for those securities.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.
(3) If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $350,000,000, less the dollar amount of any registered securities previously issued.
(4) Guarantees that may be provided by certain subsidiaries of The Meridian Resource Corporation of the payment of the principal and premium, if any, and interest on the debt securities. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

EXACT NAME OF REGISTRANT                  STATE OR OTHER JURISDICTION OF   PRIMARY STANDARD INDUSTRIAL       I.R.S. EMPLOYER
AS SPECIFIED IN ITS CHARTER               INCORPORATION OR ORGANIZATION    CLASSIFICATION CODE NUMBER     IDENTIFICATION NUMBER
---------------------------               ------------------------------   ---------------------------    ---------------------
The Meridian Resource Corporation.......           Delaware                           6199                     76-0424671
Cairn Energy USA, Inc...................           Delaware                           1311                     23-2169839
The Meridian Resource & Exploration
  LLC...................................           Delaware                           1311                     76-0348919
Louisiana Onshore Properties LLC........           Delaware                           1311                     76-0548803

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 7, 2004

PROSPECTUS

                         (MERIDIAN RESOURCE CORP. LOGO)

                                  $350,000,000

               DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK

                             ---------------------

                             SUBSIDIARY GUARANTORS
                              (AS DEFINED HEREIN)

                         GUARANTEES OF DEBT SECURITIES

     This prospectus relates to the following securities of The Meridian Resource Corporation (the "Securities"):

     - debt securities, which may be senior or subordinated debt securities (the Subsidiary Guarantors may from time to time fully and unconditionally guarantee the debt securities);

     - preferred stock; and

     - common stock.

     We will provide the specific terms of the Securities in supplements to this prospectus. This prospectus may not be used to sell Securities unless it is accompanied by a prospectus supplement.

     Selling securityholders also may offer and sell up to $350,000,000 of the Securities under this prospectus.

     Our common stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "TMR". Any common stock sold pursuant to a prospectus supplement will be listed on that exchange, subject to official notice of issuance. On June 3, 2004 the last reported sales price for our common stock was $7.07 per share.

     Our address is 1401 Enclave Parkway, Suite 300, Houston, Texas, 77077, and our telephone number is (281)597-7000.

     YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND UNDER THE SAME HEADING IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN THE SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          , 2004

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ABOUT THIS PROSPECTUS.......................................     i
ABOUT THE MERIDIAN RESOURCE CORPORATION.....................     1
THE SUBSIDIARY GUARANTORS...................................     1
RISK FACTORS................................................     2
FORWARD-LOOKING STATEMENTS..................................     7
USE OF PROCEEDS.............................................     8
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS.....................     8
DESCRIPTION OF DEBT SECURITIES..............................     9
DESCRIPTION OF COMMON AND PREFERRED STOCK OF MERIDIAN.......    17
SELLING SECURITYHOLDERS.....................................    20
PLAN OF DISTRIBUTION........................................    20
LEGAL MATTERS...............................................    22
EXPERTS.....................................................    22
RESERVE ENGINEERS...........................................    22
WHERE YOU CAN FIND MORE INFORMATION.........................    23
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    23

                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer any combination of the Securities described in this prospectus in one or more offerings, and certain third parties (which we refer to as "selling securityholders") may sell the Securities under this prospectus, with a total initial offering price of up to $350,000,000 as we may designate in prospectus supplements. We will offer the Securities described in this prospectus in one or more offerings with an aggregate offering price of up to $350,000,000.

     This prospectus provides you with a general description of the debt securities, preferred stock and common stock that we may offer. When we or the selling securityholders use this prospectus to offer Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change the information contained in this prospectus.

     Any selling securityholders will be identified, and the type and amount of Securities to be offered by them will be specified, in a supplement to this prospectus. We will not receive any proceeds from any sale of Securities by selling securityholders.

     We or the selling securityholders may offer the Securities in amounts, at prices, and on terms determined at the time of offering. We or the selling securityholders may sell the Securities directly to you or through underwriters we or the selling securityholders select. If we or the selling securityholders use underwriters to sell the Securities, we will name them and describe their compensation in a prospectus supplement.

     Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

                    ABOUT THE MERIDIAN RESOURCE CORPORATION

     We are an independent oil and natural gas company that explores for, acquires and develops oil and natural gas properties utilizing 3-D seismic technology. Our operations are focused on the onshore oil and gas regions in south Louisiana, the Texas Gulf Coast and offshore in the Gulf of Mexico. As of December 31, 2003, we had proved reserves of approximately 146 Bcfe with a present value of future net cash flows before income taxes of approximately $507 million. Approximately 68% of our proved reserves were natural gas and approximately 77% were classified as proved developed.

     We believe we are among the leaders in the use of 3-D seismic technology by independent oil and natural gas companies. We also believe we have a competitive advantage in the areas where we operate because of our large inventory of lease acreage, seismic data coverage and experienced geotechnical, land and operational staff.

     Historically, our experienced technical team has internally generated the majority of our exploration projects. In addition, we generally serve as the operator through all phases of drilling, completing and producing our exploration and development projects. During the course of the prior eleven years, we have generated and participated in the discovery of approximately 800 Bcfe of new reserves. Recently, we have developed several shallower, low-risk exploration projects that we believe provide us with a higher level of confidence for success as well as better control of risks and costs than the deep exploration plays we have traditionally developed and drilled. Examples of this strategy include our Thornwell and Biloxi Marshlands fields. While this strategy has proven to be successful and will be the focus of our efforts to develop new oil and gas reserves in our producing region, it does not replace entirely our continued efforts to explore for deep reserves where the probability of success and the level of costs justify the risks associated with such opportunities.

     As of December 31, 2004, we had interests in leases and options to lease acreage in approximately 280,000 gross acres in Louisiana, Texas and the Gulf of Mexico. We also had rights or access to approximately 7,800 square miles of 3-D seismic data, which we believe to be one of the largest positions held by a company of our size operating in our core areas of operation.

     The Meridian Resource Corporation was incorporated in Texas in 1990, with headquarters located at 1401 Enclave Parkway, Suite 300, Houston, Texas 77077.

                           THE SUBSIDIARY GUARANTORS

     The Subsidiary Guarantors are The Meridian Resource & Exploration LLC, The Meridian Resource Corporation (Delaware), Louisiana Onshore Properties LLC and Cairn Energy USA, Inc. Each or all Subsidiary Guarantors may jointly and severally guarantee our payment obligations under any series of debt securities offered by this prospectus, as set forth in a related prospectus supplement.

                                  RISK FACTORS

     In addition to the information contained in this prospectus, in the prospectus supplements, and in the documents incorporated by reference into this prospectus, you should carefully consider the following information before making an investment decision. If any of the following risks actually occur, our financial condition and our results of operations could be materially and adversely affected. Additional risks and uncertainties not presently known to us may also impair our business operations.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results may differ from those anticipated in these forward-looking statements as a result of both the risks described below and factors described elsewhere in this prospectus. You should read the section below entitled "Forward-Looking Statements" for further discussion of these matters.

RISKS RELATED TO OUR DEBT

  OUR HIGH LEVEL OF INDEBTEDNESS MAY ADVERSELY AFFECT OPERATIONS AND LIMIT OUR GROWTH.

     As of March 31, 2004, we had long-term indebtedness of approximately $127.0 million (including approximately $10.0 million of current maturities of long-term indebtedness) compared to approximately $216.1 million of stockholders' equity, and we had a working capital deficit of approximately $14.1 million (including approximately $10.0 million of current maturities of long-term indebtedness). If we are unable to generate sufficient cash flows from operations in the future to service our debt, we may need to refinance all or a portion of our existing debt or to obtain additional financing. Such refinancing or additional financing may not be possible. Our ability to meet our debt service obligations and to reduce our total indebtedness will depend on our future performance and our ability to maintain or increase cash flows from our operations. These outcomes are subject to general economic conditions and to financial, business and other factors affecting our operations, many of which we do not control, including the prevailing market prices for oil and natural gas. Our business may not continue to generate cash flows at or above current levels.

  BORROWING LIMITS UNDER OUR CREDIT FACILITY ARE SUBJECT TO REDETERMINATION.

     As of May 31, 2004, we have outstanding indebtedness of $117.0 million under our revolving credit facility, which is only $10.5 million less than the current limit to our borrowings under that facility. The borrowing base under that facility is subject to quarterly redeterminations by our lenders. Our borrowing base is determined primarily by our oil and gas reserve amounts. Our lenders can redetermine the borrowing base to a lower level than the current borrowing base if they determine that our oil and gas reserves at the time of redetermination are inadequate to support the borrowing base then in effect. In the event our then-redetermined borrowing base is less than our outstanding borrowings under the facility, we will be required to repay the deficit over a 90-day period. If we are required to repay debt under our credit facility as a result of a downward borrowing base redetermination, we may not be able to obtain alternate borrowing sources at commercially reasonable rates.

  OUR LENDERS IMPOSE RESTRICTIONS ON US THAT LIMIT OUR ABILITY TO CONDUCT BUSINESS AND COULD ADVERSELY AFFECT OPERATIONS.

     Our credit facility contains restrictive covenants. The restrictive covenants impose significant operating and financial restraints that could impair our ability to obtain future financing, to make capital expenditures, to pay dividends, to engage in mergers or acquisitions, to withstand future downturns in our business or in the general economy or to otherwise conduct necessary corporate activities. Furthermore, we have pledged substantially all of our oil and natural gas properties and the stock of all of our principal operating subsidiaries as collateral for the indebtedness under our credit facility. If we are in material default of our obligations under that credit facility, the lenders are entitled to liens on additional oil and natural gas properties. This pledge of collateral to our credit facility lenders could impair our ability to obtain additional financing on favorable terms.

     A default under a restrictive covenant could result in a lender accelerating the payment of all borrowed funds, together with accrued and unpaid interest. We may not be able to remit such an accelerated payment or to access sufficient funds from alternative sources to remit any such payment. Even if we could obtain additional financing, the terms of that financing may not be favorable or acceptable to us.

RISKS OF OUR BUSINESS

  THE OIL AND NATURAL GAS MARKET IS VOLATILE AND EXPOSES US TO FINANCIAL RISKS.

     Our profitability, cash flow and the carrying value of our oil and gas properties are highly dependent on the market prices of oil and natural gas. Historically, the oil and natural gas markets have proven cyclical and volatile as a result of factors that are beyond our control. These factors include changes in tax laws, the level of consumer product demand, weather conditions, the price and availability of alternative fuels, the price and level of imports and exports of oil and natural gas, worldwide economic, political and regulatory conditions, and action taken by the Organization of Petroleum Exporting Countries.

     Any significant decline in oil and natural gas prices or any other unfavorable market conditions could have a material adverse effect on our financial condition and on the carrying value of our proved reserves. Consequently, we may not be able to generate sufficient cash flows from operations to meet our obligations and to make planned capital expenditures. Price declines may also affect the measure of discounted future net cash flows of our reserves, a result that could adversely impact the borrowing base under our credit facility and may increase the likelihood that we will incur additional impairment charges on our oil and natural gas properties for financial accounting purposes.

  OUR HEDGING TRANSACTIONS MAY NOT ADEQUATELY PREVENT LOSSES.

     We cannot predict future oil and natural gas prices with certainty. To manage our exposure to the risks inherent in such a volatile market, from time to time, we have entered into commodities futures, swap or option contracts to hedge a portion of our oil and natural gas production against market price changes. Hedging transactions are intended to limit the negative effect of further price declines, but may also prevent us from realizing the benefits of price increases above the levels reflected in the hedges.

  OUR RESERVE ESTIMATES MAY PROVE TO BE INACCURATE AND FUTURE NET CASH FLOWS ARE UNCERTAIN.

     Our estimates of the quantities of proved reserves and our projections of both future production rates and the timing of development expenditures are uncertain and may prove to be inaccurate. You should not construe these reserve estimates as the current market value of our oil and natural gas reserves. Any downward revisions of these estimates could adversely affect our financial condition and our borrowing base under the credit facility.

     Our reserve estimates must be reviewed by our reserve engineers, T.J. Smith & Company, Inc. The accuracy of our reserve estimates depends in large part on the quality of available data and on the engineering and geological interpretation of our engineers. Our engineers may calculate estimates that vary widely from estimates calculated by another team of independent engineers.

     Our engineers may even make material changes to reserve estimates based on the results of actual drilling, testing and production. Consequently, our reserve estimates often differ from the quantities of oil and natural gas we ultimately recover.

     We also make certain assumptions regarding future oil and natural gas prices, production levels, and operating and development costs that may prove incorrect when judged against our actual experience. Any significant variance from these assumptions could greatly affect our estimates of reserves, future net cash flows and our ability to borrow under our credit facility.

  WE DEPEND ON KEY PERSONNEL TO EXECUTE OUR BUSINESS PLANS.

     The loss of any key executives or any other key personnel could have a material adverse effect on our operations. We depend on the efforts and skills of our key executives, including Joseph A. Reeves, Jr., Chairman of the Board and Chief Executive Officer, and Michael J. Mayell, President and Chief Operating Officer. Moreover, as we continue to grow our asset base and the scope of our operations, our future profitability will depend on our ability to attract and retain qualified personnel.

  WE COMPETE AGAINST SIGNIFICANT PLAYERS IN THE OIL AND NATURAL GAS INDUSTRY, AND OUR FAILURE IN THE LONG-TERM TO COMPLETE FUTURE ACQUISITIONS SUCCESSFULLY COULD REDUCE OUR EARNINGS AND CAUSE REVENUES TO DECLINE.

     The oil and natural gas industry is highly competitive. Our ability to acquire additional properties and to discover additional reserves depends on our ability to consummate transactions in this highly competitive environment. We compete with major oil companies, other independent oil and natural gas companies, and individual producers and operators. Many of these competitors have access to greater financial and personnel resources than those to which we have access. Moreover, the oil and natural gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. Increased competition causing oversupply or depressed prices could materially adversely affect our revenues.

  THE OIL AND NATURAL GAS MARKET IS HEAVILY REGULATED.

     We are subject to various federal, state and local laws and regulations. These laws and regulations govern safety, exploration, development, taxation and environmental matters that are related to the oil and natural gas industry. To conserve oil and natural gas supplies, regulatory agencies may impose price controls and may limit our production. Certain laws and regulations require drilling permits, govern the spacing of wells and the prevention of waste, and limit the total number of wells drilled or the total allowable production from successful wells. Other laws and regulations govern the handling, storage, transportation and disposal of oil and natural gas and any byproducts produced in oil and natural gas operations. These laws and regulations could materially adversely impact our operations and our revenues.

     Laws and regulations that affect us may change from time to time in response to economic or political conditions. Thus, we must also consider the impact of future laws and regulations that may be passed in the jurisdictions where we operate. We anticipate that future laws and regulations related to the oil and natural gas industry will become increasingly stringent and cause us to incur substantial compliance costs.

  THE NATURE OF OUR OPERATIONS EXPOSES US TO ENVIRONMENTAL LIABILITIES.

     Our operations create the risk of environmental liabilities. We may incur liability to governments or to third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water. We could potentially discharge oil or natural gas into the environment in any of the following ways:

     - from a well or drilling equipment at a drill site,

     - from a leak in storage tanks, pipelines or other gathering and transportation facilities,

     - from damage to oil or natural gas wells resulting from accidents during normal operations, or

     - from blowouts, cratering or explosions.

     Environmental discharges may move through the soil to water supplies or adjoining properties, giving rise to additional liabilities. Some laws and regulations could impose liability for failure to obtain the proper permits for, to control the use of, or to notify the proper authorities of a hazardous discharge. Such liability could have a material adverse effect on our financial condition and our results of operations and could possibly cause our operations to be suspended or terminated on such property.

     We may also be liable for any environmental hazards created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. Such liability would affect the costs of our acquisition of those properties. In connection with any of these environmental violations, we may also be charged with remedial costs. Pollution and similar environmental risks generally are not fully insurable.

     Although we do not believe that our environmental risks are materially different from those of comparable companies in the oil and natural gas industry, we cannot assure you that environmental laws will not result in decreased production, substantially increased costs of operations or other adverse effects to our combined operations and financial condition.

  WE REQUIRE SUBSTANTIAL CAPITAL REQUIREMENTS TO FINANCE OUR OPERATIONS.

     We have substantial anticipated capital requirements. Our ongoing capital requirements consist primarily of the need to fund our 2004 capital and exploration budget and the acquisition, development, exploration, production and abandonment of oil and natural gas reserves.

     We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

     - cash provided by operating activities;

     - available cash and cash investments;

     - capital raised through debt and equity offerings; and

     - funds received under our bank line of credit.

     Although we believe the funds provided by these sources will be sufficient to meet our 2004 cash requirements, the uncertainties and risks associated with future performance and revenues will ultimately determine our liquidity and our ability to meet anticipated capital requirements. If declining prices cause our revenues to decrease, we may be limited in our ability to replace our reserves, to maintain current production levels and to undertake or complete future drilling and acquisition activities. As a result, our production and revenues would decrease over time and may not be sufficient to satisfy our projected capital expenditures. We may not be able to obtain additional debt or equity financing in such a circumstance.

  OUR OPERATIONS ENTAIL INHERENT CASUALTY RISKS FOR WHICH WE MAY NOT HAVE ADEQUATE INSURANCE.

     We must continually acquire, explore and develop new oil and natural gas reserves to replace those produced and sold. Our hydrocarbon reserves and our revenues will decline if we are not successful in our drilling, acquisition or exploration activities. Although we have historically maintained our reserve base primarily through successful exploration and development operations, future efforts may not be similarly successful. Casualty risks and other operating risks could cause reserves and revenues to decline.

     Our onshore and offshore operations are subject to inherent casualty risks such as fires, blowouts, cratering and explosions. Other risks include pollution, the uncontrollable flows of oil, natural gas, brine or well fluids, and the hazards of marine and helicopter operations such as capsizing, collision and adverse weather and sea conditions. These risks may result in injury or loss of life, suspension of operations, environmental damage or property and equipment damage, all of which would cause us to experience substantial financial losses.

     Our drilling operations involve risks from high pressures and from mechanical difficulties such as stuck pipes, collapsed casings and separated cables. Our offshore properties involve higher exploration and drilling risks such as the cost of constructing exploration and production platforms and pipeline interconnections as well as weather delays and other risks. Although we carry insurance that we believe is in accordance with customary industry practices, we are not fully insured against all casualty risks incident to our business. We do not carry business interruption insurance. Should an event occur against which we are not insured, that event could have a material adverse effect on our financial position and our results from operations.

  OUR OPERATIONS ALSO ENTAIL SIGNIFICANT OPERATING RISKS.

     Our drilling activities involve risks, such as drilling non-productive wells or dry holes, which are beyond our control. The cost of drilling and operating wells and of installing production facilities and pipelines is uncertain. Cost overruns are common risks that often make a project uneconomical. The decision to purchase and to exploit a property depends on the evaluations made by our reserve engineers, the results of which are often inconclusive or subject to multiple interpretations. We may also decide to reduce or cease our drilling operations due to title problems, weather conditions, noncompliance with governmental requirements or shortages and delays in the delivery or availability of equipment or fabrication yards.

  WE MAY NOT BE ABLE TO MARKET EFFECTIVELY OUR OIL AND NATURAL GAS PRODUCTION.

     We may encounter difficulties in the marketing of our oil and natural gas production. Effective marketing depends on factors such as the existing market supply and demand for oil and natural gas and the limitations imposed by governmental regulations. The proximity of our reserves to pipelines and the available capacity of such pipelines and other transportation, processing and refining facilities also affect our marketing efforts. Even if we discover hydrocarbons in commercial quantities, a substantial period of time may elapse before we begin commercial production. If pipeline facilities in an area are insufficient, we may have to wait for the construction or expansion of pipeline capacity before we can market production from that area. Another risk lies in our ability to negotiate commercially satisfactory arrangements with the owners and operators of production platforms in close proximity to our wells. Also, natural gas wells may be shut in for lack of market demand or because of the inadequate capacity or unavailability of natural gas pipelines or gathering systems.

  WE ARE DEPENDENT ON OTHER OPERATORS WHO INFLUENCE OUR PRODUCTIVITY.

     We have limited influence over the nature and timing of exploration and development on oil and natural gas properties we do not operate, including limited control over the maintenance of both safety and environmental standards. The operators of those properties may:

     - refuse to initiate exploration or development projects (in which case we may propose desired exploration or development activities);

     - initiate exploration or development projects on a slower schedule than we prefer; or

     - drill more wells or build more facilities on a project than we can adequately finance, which may limit our participation in those projects or limit our percentage of the revenues from those projects.

The occurrence of any of the foregoing events could have a material adverse effect on our anticipated exploration and development activities.

  OUR WORKING INTEREST OWNERS FACE CASH FLOW AND LIQUIDITY CONCERNS.

     If oil and natural gas prices decline, many of our working interest owners may experience liquidity and cash flow problems. These problems may lead to their attempting to delay the pace of drilling or project development in order to conserve cash. Any such delay may be detrimental to our projects. In most cases, we can influence the pace of development by enforcing our joint operating agreements. Some working interest owners, however, may be unwilling or unable to pay their share of the project costs as they become due. A working interest owner may declare bankruptcy and refuse or be unable to pay its share of the project costs and we would be obligated to pay that working interest owner's share of the project costs.

  OUR INABILITY TO ACQUIRE OR INTEGRATE ACQUIRED COMPANIES OR TO DEVELOP NEW EXPLORATION PROSPECTS MAY INHIBIT OUR GROWTH.

     From time to time and under certain circumstances, our business strategy may include acquisitions of businesses that complement or expand our current business and acquisition and development of new exploration prospects that complement or expand our prospect inventory. We may not be able to identify attractive acquisition or prospect opportunities. Even if we do identify attractive opportunities, we may not be able to complete the acquisition of the business or prospect or to do so on commercially acceptable terms. If we do complete an acquisition, we must anticipate difficulties in integrating its operations, systems, technology, management and other personnel with our own. These difficulties may disrupt our ongoing operations, distract our management and employees and increase our expenses. Even if we are able to overcome such difficulties, we may not realize the anticipated benefits of any acquisition. Furthermore, we may incur additional debt or issue additional equity securities to finance any future acquisitions. Any issuance of additional securities may dilute the value of shares currently outstanding.

  TERRORIST ATTACKS AND THREATS OR ACTUAL WAR MAY NEGATIVELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our business is affected by general economic conditions and fluctuations in consumer confidence and spending, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war. Recent terrorist attacks in the United States, as well as events occurring in response to or in connection with them, including future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions impacting our suppliers or our customers, may adversely impact our operations. Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the United States. These occurrences could have an adverse impact on energy prices, including prices for our natural gas and crude oil production. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any or a combination of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

ADDITIONAL RISK FACTORS

     Please see the prospectus supplement and our filings with the Securities and Exchange Commission incorporated herein for additional risk factors that may be applicable to a particular class or issuance of Securities or to us in the future.

                           FORWARD-LOOKING STATEMENTS

     We believe that some statements contained in this prospectus or in the documents incorporated by reference into this prospectus relate to results or developments that we anticipate will or may occur in the future and are not statements of historical fact. Those statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar expressions identify forward-looking statements. Examples of forward looking statements include statements about the following:

     - our future operating results,

     - our repayment of debt,

     - our future capital expenditures,

     - our expansion and growth of operations, and

     - our future investments in and acquisitions of oil and natural gas properties.

     We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

     - general economic and business conditions,

     - exposure to market risks in our financial instruments,

     - fluctuations in worldwide prices and demand for oil and natural gas,

     - fluctuations in the levels of our oil and natural gas exploration and development activities,

     - risks associated with oil and natural gas exploration and development activities,

     - competition for raw materials and customers in the oil and natural gas industry,

     - technological changes and developments in the oil and natural gas industry,

     - regulatory uncertainties and potential environmental liabilities,

     - potential for and uncertainty of the outcome of pending or threatened litigation, and

     - additional matters discussed under "Risk Factors".

                                USE OF PROCEEDS

     Unless we set forth other uses of proceeds in a prospectus supplement, we will use the net proceeds of the sale of Securities by us described in this prospectus and in any prospectus supplement for retirement of existing debt, repurchase of common or preferred stock, future acquisitions and other general corporate purposes.

     The exact amounts to be used and when the net proceeds will be applied to corporate purposes will depend on a number of factors, including our funding requirements and the availability of alternative funding sources. We will disclose in a prospectus supplement any future proposal to use net proceeds from an offering of our Securities to finance a specific purpose, if applicable.

     We will not receive any proceeds from any sale of Securities by selling securityholders.

       RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
               CHARGES PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS

     We have computed the following ratios for each of the following periods on a consolidated basis. You should read the ratios in conjunction with our consolidated financial statements (including the notes thereto) incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC.

                                                                                     THREE MONTHS
                                                                                        ENDING
                                                         FISCAL YEAR                MARCH 31, 2004
                                             ------------------------------------   --------------
                                             1999    2000    2001    2002   2003
                                             -----   -----   -----   ----   -----
Ratio of earnings to fixed charges.........   1.72x   4.08x   2.74x   *      2.56x       5.39x
Ratio of earnings to combined fixed charges
  plus preferred stock dividend
  requirements.............................   1.21x   3.21x   2.67x   *      1.33x       3.14x

---------------

* For the year ended December 31, 2002, fixed charges exceeded earnings by approximately $69.7 million, and combined fixed changes plus preferred stock dividend requirements exceeded earnings by approximately $78.2 million.

     For purposes of computing these ratios, "earnings" consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represent interest incurred (whether expensed or capitalized) and financing costs, amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. "Preferred stock dividend requirements" represent the amount of pretax earnings required to pay dividends on preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue our debt securities under a senior indenture or a subordinated indenture among us, as issuer, any of our subsidiaries, as subsidiary guarantors, and a trustee to be named in the applicable prospectus supplement. The debt securities will be governed by the provisions of the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). We, the subsidiary guarantors and the trustee may enter into supplements to the indenture from time to time. If we decide to issue subordinated debt securities, we will issue them under a separate indenture containing subordination provisions.

     This description is a summary of the material provisions of the debt securities and the indentures. The form of senior debt securities indenture and form of subordinated debt securities indenture are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. In connection with an offering of our debt securities, we will file the definitive indenture and, if applicable, a supplemental indenture relating to each series of debt securities as an exhibit to the registration statement of which this prospectus forms a part (or as an exhibit to a Current Report on Form 8-K or other SEC filing) before we sell those debt securities. No indenture will be restated in its entirety in a prospectus supplement. We urge you to read that indenture and, if applicable, indenture supplement, because they, and not this description, will control the rights of holders of the applicable debt securities. References in this prospectus to an "indenture" refer to the particular indenture under which we issue a series of debt securities.

     In this section, the words "Company", "our", "we" and "us" refer only to The Meridian Resource Corporation, the issuer of the debt securities, and not our subsidiaries. Capitalized terms used in but not defined in this "Description of Debt Securities" will have the meanings specified in the applicable indenture, and any related supplemental indenture, and in an applicable prospectus supplement.

GENERAL

     The debt securities will be:

     - senior debt securities; or

     - subordinated debt securities.

     Any series of debt securities that we issue:

     - will be our general obligations;

     - will be general obligations of our subsidiaries that execute subsidiary guarantees; and

     - may be subordinated to our Senior Indebtedness.

     The indentures do not limit the total amount of debt securities that we may issue. We may issue debt securities under an indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

     We will prepare a prospectus supplement and either a supplemental indenture or resolution of our board of directors and accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

     - the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

     - the aggregate principal amount of the debt securities being issued and any limit on the aggregate principal amount that may be issued thereafter;

     - the date or dates on or during which the debt securities may be issued;

     - the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

     - the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest will accrue;

     - the dates on which interest, if any, will be payable and the record dates for the interest payment dates;

     - the place or places where the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable;

     - the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, we may have the option to redeem the debt securities;

     - any optional or mandatory redemption or repurchase or any sinking fund or analogous provisions;

     - whether the debt securities will be defeasible;

     - if other than denominations of $1,000 and integral multiples thereof, the denominations in which the debt securities of the series will be issuable;

     - if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity thereof in accordance with the provisions of the applicable indenture;

     - whether payment of the principal of and premium, if any, and interest, if any, on the debt securities will be without deduction for taxes, assessments, or governmental charges paid by the holders;

     - the currency or currencies, or currency unit or currency units, in which the principal of and premium, if any, and interest, if any, on the debt securities will be denominated, payable, redeemable or purchasable, as the case may be;

     - any changes to or additional Events of Default, covenants or subordination provisions;

     - whether the debt securities will be convertible or exchangeable and, if so, upon what terms, and other provisions regarding the convertability or exchangeability of the debt securities;

     - whether the debt securities of the series will be issued as a global certificate or certificates and, in that case, the identity of the depositary for that series;

     - whether the debt securities of such series will be entitled to the benefit of any subsidiary guarantee provided in the indenture and, if so, changes, additions or other modifications to those provisions and which of our subsidiaries will guarantee those debt securities; and

     - any other terms of the debt securities.

     Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof. The debt securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See "-- Global Debt Securities".

     Each indenture will provide that the debt securities may be issued in one or more series, in each case as established from time to time in, or pursuant to authority granted by, a resolution of our board of directors or as established in one or more indentures supplemental to such indenture. To the extent specified in an applicable prospectus supplement, all debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

     Subject to the terms of the applicable indenture and the limitations applicable to global debt securities, debt securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for that purpose, without the payment of any service charge except for any tax or governmental charge.

GLOBAL DEBT SECURITIES

     The debt securities of any series may be issued, in whole or in part, in the form of one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

     No global debt security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global debt security or any nominee of that depositary unless:

     - the depositary is unwilling or unable to continue as depositary;

     - we, at any time and in our sole discretion, determine that the debt securities issued in the form of one more global certificates shall no longer be represented by such global certificate or certificates;

     - an Event of Default has occurred and is continuing; or

     - as otherwise provided in the applicable prospectus supplement.

     Unless otherwise stated in any applicable prospectus supplement, The Depository Trust Company ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through, records maintained by DTC and its participants.

PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

     Unless otherwise indicated in the applicable prospectus supplement, principal of, and interest and any premium on, our debt securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names our debt securities are registered on days specified in the applicable indenture or any prospectus supplement.

ORIGINAL ISSUE DISCOUNT

     One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

SUBSIDIARY GUARANTEES

     Our payment obligations under any series of the debt securities may be jointly and severally guaranteed by certain of our subsidiaries. If a series of debt securities are so guaranteed by any of our subsidiaries, such subsidiaries will execute a notation of guarantee as further evidence of their guarantee. Each indenture provides the terms of any guarantee by our subsidiaries, and the applicable prospectus supplement will describe any changes, additions or modifications to those terms and will identify our subsidiaries that will guarantee those debt securities.

     The obligations of each subsidiary under its subsidiary guarantee will be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect to its obligations under its subsidiary guarantee.

     Each indenture will provide for the release of a subsidiary from a subsidiary guarantee and may restrict the consolidation or merger with or into a subsidiary guarantor, as set forth in a related prospectus supplement and the applicable indenture, and applicable related supplemental indenture.

     If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our Senior Indebtedness, then the guarantee by such subsidiaries will be subordinated to the Senior Indebtedness of such subsidiaries to substantially the same effect as the series is subordinated to our Senior Indebtedness. See "-- Subordination".

MERGER OR CONSOLIDATION

     Each indenture provides that we may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

     - the corporation formed by the consolidation or into which we are merged or the person that acquires by conveyance or transfer, or that leases our properties and assets substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest on, all our debt securities issued under the applicable indenture, and related supplemental indenture, and the performance of every covenant in the applicable indenture, and related supplemental indenture, on our part to be performed or observed;

     - immediately after giving effect to such transaction, no Event of Default under the applicable indenture, and related supplemental indenture, and no event that, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing; and

     - any other conditions as may be specified in the applicable prospectus supplement are satisfied.

COVENANTS

     The additional covenants, if any, applicable to us and our subsidiaries and relating to any series of debt securities will be described in the prospectus supplement relating to that series. If any of these covenants is described, the prospectus supplement also will state whether the "covenant defeasance" provisions described below also apply.

EVENTS OF DEFAULT

     Unless otherwise specified in a supplemental indenture (see
"-- Modification and Waiver") or otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an indenture with respect to a series of debt securities:

     - failure to pay any interest on any debt security of the series when due, continued for 30 days;

     - failure to pay principal of (or premium, if any, on) any debt security of the series when due;

     - failure to perform or comply with any covenant contained in the debt securities of the series or in the applicable indenture or related supplemental indenture, continued for 60 days after written notice as provided in the indenture (other than a default otherwise specifically dealt with in the applicable indenture or in any supplemental indenture);

     - failure to deposit a sinking fund or any other such analogous required payment, if any, when and as due by the terms of a debt security of the series;

     - if the debt security is guaranteed by any one of our subsidiaries, except as permitted by the applicable indenture or related supplemental indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee (other than by reason of the termination of the indenture or the release of any subsidiary guarantee in accordance with the indenture);

     - certain events in bankruptcy, insolvency or reorganization affecting us; and

     - any other event indicated as an Event of Default in any applicable supplemental indenture and prospectus supplement relating to the debt securities of that series.

     If an Event of Default with respect to debt securities of any series occurs and is continuing, then the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of all debt securities of that series; provided, however, that after such acceleration, but before a judgment or decree has been issued based on acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the applicable indenture.

     A default under the third bullet point above will not constitute an Event of Default until the applicable trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured or waived within 60 days after receipt of notice. The holders of a majority in principal amount of the outstanding debt securities of a series may waive all past due defaults with respect to such series, except with respect to nonpayment of principal, premium or interest or sinking fund installment or analogous obligation with respect to the debt securities of such series or in respect to a covenant or provision which pursuant to the terms of an indenture cannot be modified or amended without the consent of the holders of each outstanding debt security or such series affected.

     No holder of any debt security will have any right to institute any proceeding with respect to the applicable indenture or for any remedy thereunder, unless that holder shall have previously given to the trustee thereunder written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and the trustee shall have failed to institute such proceeding within 60 days. However, that limitation does not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of (and premium, if any) or interest, if any, on such debt security on or after the respective due dates expressed in such debt security.

     Subject to provisions in each indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no trustee will be under an obligation to exercise any of its rights or powers under that indenture at the request or direction of any holders of debt securities then outstanding under that indenture, unless the holders shall have offered to the applicable trustee reasonable indemnity. Subject to the provisions in each indenture for the indemnification of the applicable trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee.

     Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.

     We will be required to furnish to each trustee annually a certificate as to our performance of certain of our obligations under the applicable indenture and as to any default in performance.

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when either:

     - all debt securities, with the exceptions provided for in the indenture, of that series have been delivered to the applicable trustee for cancellation;

     - all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:

      - have become due and payable;

      - will become due and payable at their stated maturity within one year; or

      - are to be called for redemption within one year; or

     - certain events or conditions occur as specified in the applicable prospectus supplement.

     If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

     At our option, either:

     - we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e. the "legal defeasance option"; or

     - we will cease to be under any obligation to comply with certain provisions of the applicable indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e. the "covenant defeasance option", at any time after the conditions set forth in the applicable prospectus supplement have been satisfied.

     In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

SUBORDINATION

     Debt securities of a series may be subordinated to our "Senior Indebtedness", which we define generally as money borrowed, including guarantees, by us or, if applicable to any series of outstanding debt securities, by the subsidiary guarantors, that are not expressly subordinate or junior in right of payment to any of our or any subsidiary guarantor's other indebtedness. However, Senior Indebtedness will not include certain of our or any subsidiary guarantor's indebtedness for money borrowed or owing to a subsidiary guarantor or indebtedness any subsidiary guarantor owes to us. Additionally, with respect to each indenture, Senior Indebtedness will not include the debt securities issued under that indenture. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture, and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any subsidiary guarantor that is designated as "Senior Indebtedness" with respect to the series.

     Upon any distribution to our creditors in a liquidation, dissolution or reorganization of us, the payment of the principal of and premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness. Unless otherwise indicated in a prospectus supplement, if, notwithstanding the foregoing, any payment by us described in the previous sentence is received by the trustee under the Subordinated Indenture or the holders of any of the debt securities issued under the Subordinated Indenture before all Senior Indebtedness is paid in full, that payment or distribution will be paid over to the holders of Senior Indebtedness or on their behalf for application to the payment of all Senior Indebtedness remaining unpaid until all Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, the applicable holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to holders of the subordinated debt securities have been applied to the payment of Senior Indebtedness. By reason of subordination, if a distribution of assets upon insolvency occurs, certain of our general creditors will recover more, ratably, than holders of the subordinated debt securities. Except as provided in a prospectus supplement, no payment of principal and premium, if any, or interest may be made on subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Indebtedness has been made or duly provided for. However, in each of the preceding circumstances, our obligation to make payment of the principal of and premium, if any, and interest on the subordinated debt securities will not otherwise be affected. In addition, the prospectus supplement for each series of subordinated debt securities may provide that payments on account of principal, premium, if any, or interest in respect of such debt securities may be delayed or not paid under the circumstances and for the periods specified in that prospectus supplement.

MODIFICATION AND WAIVER

     Without prior notice to or consent of any holders, we and the applicable trustee, at any time and from time to time, may modify the applicable indenture for any of the following purposes:

     - to evidence the succession of another corporation to our rights and the assumption by that successor of our covenants and obligations under the applicable indenture and under our debt securities issued thereunder in accordance with the terms of the applicable indenture;

     - to add to our covenants for the benefit of the holders of all or any series of our debt securities and, if those covenants are to be for the benefit of less than all series, that those covenants are expressly being included solely for the benefit of that series, or to surrender any of our rights or powers under the applicable indenture;

     - to add any additional Events of Default, and if those Events of Default are to be applicable to less than all series, stating that those Events of Default are expressly being included solely to be applicable to that series;

     - to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security issued thereunder of any series created prior to such modification that is entitled to the benefit of such provision and as to which such modification would apply;

     - to secure the debt securities issued thereunder or to provide that any of our obligations under the debt securities or the applicable indenture shall be guaranteed and the terms and conditions for the release or substitution of the security on guarantee;

     - to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable indenture in any material respect;

     - to establish the form or terms of debt securities as permitted by the applicable indenture;

     - to evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

     - to cure any ambiguity, to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the applicable indenture and the debt securities issued thereunder and the TIA or to make any other provisions with respect to matters or questions arising under the applicable indenture that will not be inconsistent with any provision of the applicable indenture; provided those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect; or

     - regarding the Subordinated Indenture only, to make any changes to terminate or limit the subordination benefits available to any holder of Senior Indebtedness.

     We and the applicable trustee will be permitted to make modifications and amendments of an indenture with the consent of the holders of a majority in aggregate principal amount of each series of outstanding debt securities issued under that indenture which are affected by modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security of each series affected:

     - change the stated maturity of the principal of, or any installment of interest on, any debt security;

     - reduce the principal amount, or interest on, any debt security or the premium payable upon redemption thereof;

     - change the currency or currencies of payment of principal of (or premium, if any, on), or interest on, any debt security;

     - reduce the amount of the principal of a debt security that is issued with original issue discount which would be due and payable upon acceleration of the maturity of such debt security;

     - reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision for a debt security;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity date or redemption date, as applicable, with respect to any debt security;

     - adversely affect the right to convert any debt security into shares of our common stock as may be provided in any prospectus supplement and related supplemental indenture;

     - reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture;

     - reduce the percentage of aggregate principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults and their consequences;

     - modify any provisions of the indenture relating to the modification and amendment provisions of the applicable indenture which cannot be modified or amended without the consent of each holder of an affected debt security or the waiver of past defaults, except modifications and amendments to the applicable indenture that make such provisions more restrictive; or

     - regarding the Subordinated Indenture only, modify any provisions relating to debt securities in a manner adverse to its holders.

     The holders of a majority in principal amount of the outstanding debt securities of a series may waive our compliance with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of a series may waive any past default under the applicable indenture with respect to such series, except with respect to the nonpayment of principal, premium or interest, or sinking fund installment or analogous obligation with respect to the debt securities of such series.

     In no event may any modification make any change that adversely affects the subordination rights of any holder of outstanding Senior Indebtedness unless that holder, or its authorized representative, consents to the modification.

     A modification that changes or eliminates any covenant or other provision of the applicable indenture with respect to one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of that series with respect to that covenant or other provision, will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

THE TRUSTEE

     The indentures will provide that, except during the continuance of an Event of Default, the applicable trustee will perform only those duties specifically set forth in the applicable indenture. During the existence of an Event of Default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

     The indentures and the provisions of the TIA incorporated by reference in the indentures will limit the rights of each of the trustees, if it becomes our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any claim as security or otherwise. Each of the trustees is permitted to engage in other transactions with us or any affiliate; provided, however, that if a trustee acquires any conflicting interest (as defined in the applicable indenture or in the TIA), it must eliminate any conflict or resign.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS

     None of our directors, officers, members, managers, employees or stockholders, or directors, officers, members, managers, employees or stockholders of our affiliates, shall have any personal liability in respect of our obligations under any of the indentures or the debt securities by reason of his, her or its status as a director, officer, member, manager, employee, or stockholder.

APPLICABLE LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

          DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK OF MERIDIAN

     Our articles of incorporation authorize the issuance of 200,000,000 shares of common stock at $0.01 par value and 25,000,000 shares of preferred stock at $1.00 par value. As of May 14, 2004 there were 68,638,208 shares of common stock outstanding held by approximately 835 holders of record and 485,563 shares of Series C Redeemable Convertible Preferred Stock outstanding held by 26 holders of record. Because the following description of our capital stock is a summary, it does not contain all the information that may be important to you. You should read the following documents for more complete information:

     - our third amended and restated articles of incorporation,

     - our amended and restated bylaws, and

     - the certificate of designation for the Series C Redeemable Convertible Preferred Stock, dated March 31, 2002.

COMMON STOCK

     All shares of our common stock shall rank equally and be identical within their classes in all respects regardless of series, except as to the terms that may be specified by our board of directors. All shares of any one series of a class of common stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends shall accrue and be cumulative. Shares of common stock of any one class or series may be issued with either full or limited voting powers or with no voting powers. Any rights, designations, preferences, or limitations on common stock shall be clearly stated in the resolution adopted by our board of directors providing for the issuance of such stock and may be made dependent upon facts ascertainable outside such resolution.

     Except as required by law or provided in any resolution adopted by our board of directors designating any series of our preferred stock, the holders of common stock:

     - will possess the exclusive voting power of Meridian,

     - are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders,

     - are entitled to receive any dividends as may be declared by our board of directors in its sole discretion out of legally available funds, and

     - in the event of our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and after the liquidation preference of any outstanding preferred stock.

     Holders of common stock have no preemptive rights, no rights to convert their common stock into any other securities and no cumulative voting rights at any election of directors. Each holder of common stock is entitled to vote in person or by proxy the number of shares owned by him in the election of each director for whose election he has a right to vote. No redemption or sinking fund provisions apply to the common stock. All of the outstanding shares of common stock are, and any shares offered hereby will be, fully paid and nonassessable. The registrar and transfer agent of our common stock is American Stock Transfer & Trust Co.

PREFERRED STOCK

     Our articles of incorporation authorize our board of directors to issue shares of preferred stock in one or more series. For each series of preferred stock, our board of directors shall designate the number of shares of the series, the applicable voting powers of the series, and any rights, designations, preferences, or limitations on the series. Shares of preferred stock of any one class or series may be issued with either full or limited voting powers or with no voting powers.

     All of the shares of our preferred stock shall rank equally and be identical within their classes in all respects regardless of series, except as to the terms that may be specified by our board of directors. All shares of any one series of a class of preferred stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends shall accrue and be cumulative. Holders of preferred stock have no preemptive rights and no cumulative voting rights at any election of directors.

     You should refer to the certificate of designation for the Series C Redeemable Convertible Preferred Stock, dated March 31, 2002 which sets forth the terms of the 485,563 shares of Series C Redeemable Convertible Preferred Stock outstanding as of the date of this prospectus.

CERTAIN ANTI-TAKEOVER CONSIDERATIONS; CHANGE OF CONTROL

  GENERAL

     Our third amended and restated articles of incorporation, amended and restated bylaws, shareholder rights plan and the Texas Business Corporation Act contain provisions that may have the effect of impeding the acquisition of control of our company by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt that is unfair to our shareholders.

  TEXAS BUSINESS COMBINATION LAW

     We are governed by the provisions of the Texas Business Corporation Act (the "TBCA"). The TBCA imposes a special voting requirement for the approval of specific business combinations and related party transactions between public corporations and affiliated shareholders unless the board of directors of the corporation approves the transaction or the acquisition of shares by the affiliated shareholder prior to the affiliate shareholder becoming an affiliated shareholder. The TBCA prohibits specific mergers, sales of assets, reclassifications and other transactions between shareholders beneficially owning 20% or more of the outstanding stock of a Texas public corporation for a period of three years following the shareholder acquiring shares representing 20% or more of the corporation's voting power unless two-thirds of the unaffiliated shareholders approve the transaction at a meeting held no earlier than six months after the shareholder acquires that ownership. A vote of shareholders is not necessary if the board of directors approves the transaction or approves the purchase of shares by the affiliated shareholder before the affiliated shareholder acquires beneficial ownership of 20% or more of the shares, or if the affiliated shareholder was an affiliated shareholder before December 31, 1996, and continued as such through the date of the transaction.

  RIGHTS PLAN

     In May of 1999, our Board of Directors implemented a shareholder rights plan pursuant to which holders of our common stock were granted dividend rights to purchase one share of Series B Preferred Stock ("Rights") for each share of our common stock that is outstanding between May 17, 1999 and the earlier of the distribution date and May 5, 2009. Each Right entitles the registered holder to purchase from us one share of our Series B Preferred Stock, par value $1.00 per share (the "Preferred Shares"), at a price of $30.00 per one one-thousandth interest in a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between us and American Stock Transfer & Trust Co., as Rights Agent (the "Rights Agent").

     The "Distribution Date" will occur the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (except Shell Louisiana Onshore Properties Inc. or its affiliates) has acquired beneficial ownership of 15% or more of our outstanding common stock and (ii) ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.

     The Purchase Price payable, and the number of interests in Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. The Rights are not exercisable until the Distribution Date. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of our company, including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights at any time to cure any ambiguity or to correct or supplement any defective or inconsistent provisions and may, prior to the Distribution Date, be amended to change or supplement any other provision in any manner which we may deem necessary or desirable.

     The Rights will cause substantial dilution to a person or group that attempts to acquire our company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors since our board of directors may, at its option, redeem all but not less than all the then outstanding Rights.

  THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

     Preferred Stock. Under our third amended and restated articles of incorporation, our board of directors has the authority, without further shareholder approval, to issue preferred stock in series and to fix the designations, voting power, preferences and rights of the shares of each series and any qualifications, limitations or restrictions with respect to that series. One of the effects of such authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or discourage an attempt by, a potential acquiror to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without any further action by our shareholders.

     Other Provisions. Other provisions of our third amended and restated articles of incorporation and amended and restated bylaws include:

     - 80% supermajority voting requirements to approve certain extraordinary corporate transactions, to approve business combinations with related persons (except in certain situations), to remove the entire board of directors (for cause) or to approve certain amendments to our restated certificate of incorporation and bylaws;

     - classification of our board of directors;

     - prohibition on our shareholders calling a meeting unless holders of at least 50% of the outstanding common stock call such meeting;

     - ability of our board of directors to increase the size of the board and fill vacancies on the board; and

     - prohibition on our shareholders acting by written consent (unless unanimous).

                            SELLING SECURITYHOLDERS

     In addition to covering the offering of securities by us, this prospectus covers the offering for resale of securities by selling securityholders. The applicable prospectus supplement will set forth, with respect to each selling securityholder,

     - the name of the selling securityholder,

     - the nature of any position, office or other material relationship that the selling securityholder will have had within the prior three years with the Company or any of its predecessors or affiliates,

     - the type and amount of securities owned by the selling securityholder prior to the offering,

     - the type and amount of securities to be offered for the selling securityholder's account and

     - the amount and (if one percent or more) the percentage of securities to be owned by the selling securityholder after completion of the offering.

     The selling securityholders may include or consist of, from time to time, such underwriters or other persons with whom we may enter into standby arrangements from time to time as described under "Plan of Distribution".

                              PLAN OF DISTRIBUTION

     We may sell the Securities:

     - through underwriters as named in the applicable prospectus supplement,

     - directly to investors or to other purchasers, or

     - through a combination of these two methods of sale.

     Any agent, dealer or underwriter may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of the Securities will set forth the offering terms, including the name or names of any underwriters, the purchase price of the Securities and the proceeds to us from such sale, any underwriting discounts, commissions or other items constituting compensation to the underwriter, any initial public offering price, any underwriting discounts, commissions or other items allowed or reallowed or paid to dealers, and any securities exchanges on which the

Securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered in this prospectus.

     If underwriters are used in the sale, they will acquire the Securities for their own account and may resell the Securities from time to time in one or more transactions at a fixed price or prices that are subject to change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the prospectus supplement, we will authorize underwriters to solicit offers by certain specified purchasers to purchase the Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

     The Securities may or may not be listed on a national securities exchange (other than the common stock, which is listed on the New York Stock Exchange.) Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell the Securities for public offering and sale may make a market in those Securities, but the underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. We cannot assure you that there will be an active trading market for any Securities.

     In connection with distributions of the Securities, we may enter into hedging transactions with broker-dealers through which those broker-dealers may sell the Securities registered hereunder in the course of hedging, through short sales, the positions they assume with us.

     We may enter into agreements with any underwriters who participate in the distribution of the Securities to reimburse them for certain expenses, to provide contribution to payments they may be required to make in any distribution, and to indemnify them against certain civil liabilities, including liabilities under the Securities Act.

     Certain underwriters and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

DISTRIBUTION BY SELLING SECURITYHOLDERS

     Selling securityholders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the NYSE, in the over-the-counter market, in transactions otherwise than on the NYSE or in the over-the-counter market, or in a combination of any of these transactions. Selling securityholders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. Selling securityholders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from selling securityholders or the purchasers of the securities for whom they act as agent. From time to time selling securityholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company, or derivatives thereof, and may sell and deliver their shares in connection therewith. In addition, selling securityholders may from time to time sell their securities in transactions permitted by Rule 144 under the Securities Act.

     As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling securityholders. To the extent required, the type and amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to selling securityholders from the sale of their securities offered hereby will be the sale price of those shares, less any commissions and other expenses of issuance and distribution not borne by us.

     Selling securityholders and any brokers, dealers, agents or underwriters that participate with selling securityholders in a distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of selling securityholders in connection with the registration of securities being offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling securityholders against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Unless otherwise specified in a prospectus supplement relating to the Securities, certain legal matters with respect to the validity of the Securities will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas and for the underwriters, if any, by counsel to be named in the appropriate prospectus supplement.

                                    EXPERTS

     The consolidated financial statements of The Meridian Resource Corporation for the year ended December 31, 2002, included in The Meridian Resource Corporation's Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements for the year ended December 31, 2003 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                               RESERVE ENGINEERS

     We have derived the estimates of proved oil and natural gas reserves and related future net revenues and the present value thereof as of December 31, 2003, included in Meridian's Annual Report on Form 10-K for the year ended December 31, 2003, from the reserve report of T.J. Smith & Company, Inc., independent petroleum engineers. We have incorporated all of that information by reference herein on the authority of T.J. Smith & Company, Inc. as experts in such matters.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC's web site at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update certain information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     - Meridian's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended.

     - Meridian's Quarterly Report on Form 10-Q for the three months ended March 31, 2004.

     - Meridian's Registration Statement on Form 8-A, as amended on May 13,
       1999.

     Upon oral or written request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Send your requests to Lloyd DeLano, Senior Vice President and Chief Accounting Officer, The Meridian Resource Corporation, 1401 Enclave Parkway, Suite 300, Houston, Texas 77077, telephone number: 281-597-7000.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this registration statement. We will bear all of the expenses except as otherwise indicated.

Registration fee under the Securities Act...................   $ 44,345
Printing and engraving expenses*............................     50,000
Legal fees and expenses*....................................     50,000
Accounting fees and expenses*...............................     75,000
Fees and expenses of trustee and counsel*...................     25,000
Miscellaneous*..............................................      5,655
                                                               --------
          Total.............................................   $250,000
                                                               --------

---------------

* Estimated solely for the purpose of this Item. Actual expenses may be more or less, depending on the nature of the offering and the type of security.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Texas law and our third amended and restated articles of incorporation and amended and restated bylaws include provisions designed to limit the liability of our officers and directors and, in certain circumstances, to indemnify our officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as our officers and directors.

     Indemnification. Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by him in connection with or in defending any of the following:

     - a threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, arbitrative, or investigative,

     - an appeal in such an action, suit, or proceeding, or

     - an inquiry or investigation that could lead to such an action, suit, or proceeding in which he is a party or to which he is subject by reason of his position.

     With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as he conducted himself in good faith and reasonably believed that such conduct was in the best interest of the corporation. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified so long as he conducted himself in good faith and he reasonably believed that his conduct was not opposed to the best interests of the corporation. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. Indemnification is mandatory if a director or officer is wholly successful on the merits or otherwise in defense of any proceeding. Article Nine of Meridian's third amended and restated articles of incorporation and Article XII of Meridian's amended and restated bylaws require the indemnification of officers and directors to the fullest extent permitted by the Texas Business Corporation Act.

     The amended and restated bylaws also allow Meridian to maintain insurance coverage that indemnifies any officer or director against liabilities asserted against him in such capacity.

     Exculpation Of Monetary Liability. Effective as of August 28, 1989, Article 7.06.B of the Texas Miscellaneous Corporation Laws Act was amended to allow a corporation to include provisions in its articles of incorporation that relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, its shareholders or its members, except under certain circumstances, including:

     - a breach of the director's duty of loyalty to the corporation, its shareholders or its members,

     - an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law,

     - a transaction from which the director derived an improper benefit, or

     - an act or omission for which the director's liability is expressly provided for by statute.

     Article Ten of Meridian's third amended and restated articles of incorporation provides that our directors are not liable to us or to our shareholders for monetary damages for an act or omission in their capacity as director, subject to the above restrictions. These limitations on a director's liability may not affect claims arising under the federal securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

         **1.1           -- Form of Debt Securities Underwriting Agreement.
         **1.2           -- Form of Equity Securities Underwriting Agreement.
           3.1           -- Third Amended and Restated Articles of Incorporation of
                            the Company (incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the three months ended
                            September 30, 1998).
           3.2           -- Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Quarterly Report on Form
                            10-Q for the three months ended September 30, 1998).
           3.3           -- Certificate of Designation for Series C Redeemable
                            Convertible Preferred Stock dated March 28, 2002
                            (incorporated by reference to Exhibit 3.1 of the
                            Company's Quarterly Report on Form 10-Q for the three
                            months ended March 31, 2002).
          *3.4           -- Certificate of Incorporation of The Meridian Resource
                            Corporation (a Delaware corporation formerly known as
                            Texas Meridian Finance Corporation), as amended.
          *3.5           -- Bylaws of The Meridian Resource Corporation (a Delaware
                            corporation formerly known as Texas Meridian Finance
                            Corporation).
          *3.6           -- Certificate of Incorporation of Cairn Energy USA, Inc.,
                            as amended.
          *3.7           -- Bylaws of Cairn Energy USA, Inc.
          *3.8           -- Certificate of Formation of The Meridian Resource &
                            Exploration LLC.
          *3.9           -- Limited Liability Company Agreement of The Meridian
                            Resource & Exploration LLC.
          *3.10          -- Certificate of Formation of Louisiana Onshore Properties
                            LLC.
          *3.11          -- Limited Liability Company Agreement of Louisiana Onshore
                            Properties LLC.
           4.1           -- Specimen Common Stock Certificate (incorporated by
                            reference to Exhibit 4.1 of the Company's Registration
                            Statement on Form S-1, as amended (Reg. No. 33-65504)).

           4.2           -- Common Stock Purchase Warrant of the Company dated
                            October 16, 1990, issued to Joseph A. Reeves, Jr.
                            (incorporated by reference to Exhibit 10.8 of the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1991, as amended by the Company's Form 8
                            filed March 4, 1993).
           4.3           -- Common Stock Purchase Warrant of the Company dated
                            October 16, 1990, issued to Michael J. Mayell
                            (incorporated by reference to Exhibit 10.9 of the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1991, as amended by the Company's Form 8
                            filed March 4, 1993).
           4.4           -- Registration Rights Agreement dated October 16, 1990,
                            among the Company, Joseph A. Reeves, Jr. and Michael J.
                            Mayell (incorporated by reference to Exhibit 10.7 of the
                            Company's Registration Statement on Form S-4, as amended
                            (Reg. No. 33-37488)).
           4.5           -- Warrant Agreement dated June 7, 1994, between the Company and Joseph A. Reeves, Jr. (incorporated by reference to
                            Exhibit 4.1 of the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1994).
           4.6           -- Warrant Agreement dated June 7, 1994, between the Company and Michael J. Mayell (incorporated by reference to
                            Exhibit 4.1 of the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1994).
           4.7           -- Credit Agreement, dated August 13, 2002, among the
                            Company, Societe Generale, as Administrative Agent, Lead
                            Arranger and Bookrunner, Fortis Capital Corp., as Co-Lead
                            Arranger and Documentation Agent, and the several lenders
                            from time to time parties thereto (incorporated by
                            reference to Exhibit 10.1 to the Company's Current Report
                            on Form 8-K dated August 13, 2002).
           4.8           -- The Meridian Resource Corporation Directors' Stock Option
                            Plan (incorporated by reference to Exhibit 10.5 of the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1991, as amended by the Company's Form 8
                            filed March 4, 1993).
           4.9           -- Amendment No. 1, dated as of January 29, 2001, to Rights
                            Agreement, dated as of May 5, 1999, by and between the
                            Company and American Stock Transfer & Trust Co., as
                            rights agent (incorporated by reference from the
                            Company's Current Report on Form 8-K dated January 29,
                            2001).
           4.10          -- First Amendment to Subordinated Credit Agreement, dated
                            December 5, 2001, between Meridian and Fortis Capital
                            Corp. (incorporated by reference to Exhibit 4.17 of the
                            Company's Registration Statement on Form S-3, as amended
                            (Reg. No. 333-75414)).
          *4.11          -- Form of Senior Debt Securities Indenture.
          *4.12          -- Form of Subordinated Debt Securities Indenture.
          *5.1           -- Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities.
         **8.1           -- Opinion of Fulbright & Jaworski L.L.P. as to certain
                            federal income tax matters.
         *12.1           -- Computation of Ratios of Earnings to Fixed Charges and
                            Earnings to Combined Fixed Charges Plus Preferred Stock
                            Dividend Requirements.
          21.1           -- Subsidiaries of Meridian (incorporated by reference to
                            Exhibit 21.1 of Meridian's Annual Report on Form 10-K for
                            the year ended December 31, 1998).
         *23.1           -- Consent of Ernst & Young LLP.
         *23.2           -- Consent of T. J. Smith & Company, Inc.
         *23.3           -- Consent of BDO Seidman LLP.

         *24.1           -- Power of attorney (contained on the signature pages of
                            this Registration Statement).
        **25.1           -- Form T-1 Statement of Eligibility of Trustee for the
                            Senior Debt Securities.
        **25.2           -- Form T-1 Statement of Eligibility of Trustee for the
                            Subordinated Debt Securities.

---------------

 *  Filed herewith.

** To be filed as an exhibit to our Current Report on Form 8-K or other SEC filing in connection with an applicable offering.

ITEM 17. UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;

     provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, that registrant has been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

     D. The undersigned registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 4, 2004.

                                          THE MERIDIAN RESOURCE CORPORATION

                                          By:   /s/ JOSEPH A. REEVES, JR.
                                            ------------------------------------
                                                  Joseph A. Reeves, Jr.,
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Reeves, Jr., Michael J. Mayell and Lloyd V. DeLano, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 (a "462 Registration Statement") and any and all amendments (including post-effective amendments) to any such 462 Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities on June 4, 2004.

                       NAME                                               TITLE
                       ----                                               -----



             /s/ JOSEPH A. REEVES, JR.               Chief Executive Officer (Principal Executive
---------------------------------------------------    Officer), Director and Chairman of the Board
               Joseph A. Reeves, Jr.




               /s/ MICHAEL J. MAYELL                 President and Director
---------------------------------------------------
                 Michael J. Mayell




                /s/ LLOYD V. DELANO                  Senior Vice President and Chief Accounting
---------------------------------------------------    Officer (Principal Financial and Accounting
                  Lloyd V. DeLano                      Officer)




                 /s/ JAMES T. BOND                   Director
---------------------------------------------------
                   James T. Bond




                  /s/ E. L. HENRY                    Director
---------------------------------------------------
                    E. L. Henry




              /s/ GARY A. MESSERSMITH                Director
---------------------------------------------------
                Gary A. Messersmith




                 /s/ JOE E. KARES                    Director
---------------------------------------------------
                   Joe E. Kares




                /s/ DAVID W. TAUBER                  Director
---------------------------------------------------
                  David W. Tauber

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 4, 2004.

                                          THE MERIDIAN RESOURCE & EXPLORATION
                                          LLC

                                          By:     /s/ MICHAEL J. MAYELL
                                            ------------------------------------
                                                    Michael J. Mayell
                                          President and Chief Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Reeves, Jr., Michael J. Mayell and Lloyd V. Delano, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 (a "462 Registration Statement") and any and all amendments (including post-effective amendments) to any such 462 Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2004.

                       NAME                                               TITLE
                       ----                                               -----



             /s/ JOSEPH A. REEVES, JR.               Chairman of the Board, Chief Executive Officer
---------------------------------------------------    and Manager (Principal Executive Officer)
               Joseph A. Reeves, Jr.




               /s/ MICHAEL J. MAYELL                 President, Chief Operating Officer and Manager
---------------------------------------------------
                 Michael J. Mayell




                /s/ LLOYD V. DELANO                  Senior Vice President and Chief Accounting
---------------------------------------------------    Officer (Principal Financial and Accounting
                  Lloyd V. DeLano                      Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 4, 2004.

                                          THE MERIDIAN RESOURCE CORPORATION
                                          (DELAWARE)

                                          By:     /s/ MICHAEL J. MAYELL
                                            ------------------------------------
                                                    Michael J. Mayell
                                          President and Chief Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Reeves, Jr., Michael J. Mayell and Lloyd V. DeLano, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 (a "462 Registration Statement") and any and all amendments (including post-effective amendments) to any such 462 Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2004.

                       NAME                                               TITLE
                       ----                                               -----



             /s/ JOSEPH A. REEVES, JR.               Chairman of the Board, Chief Executive Officer
---------------------------------------------------    and Director (Principal Executive Officer)
               Joseph A. Reeves, Jr.




               /s/ MICHAEL J. MAYELL                 President, Chief Operating Officer and Director
---------------------------------------------------
                 Michael J. Mayell




                /s/ LLOYD V. DELANO                  Senior Vice President and Chief Accounting
---------------------------------------------------    Officer (Principal Financial and Accounting
                  Lloyd V. DeLano                      Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 4, 2004.

                                          LOUISIANA ONSHORE PROPERTIES LLC

                                          By:     /s/ MICHAEL J. MAYELL
                                            ------------------------------------
                                                    Michael J. Mayell
                                          President and Chief Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Reeves, Jr., Michael J. Mayell and Lloyd V. DeLano, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 (a "462 Registration Statement") and any and all amendments (including post-effective amendments) to any such 462 Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2004.

                       NAME                                               TITLE
                       ----                                               -----



             /s/ JOSEPH A. REEVES, JR.               Chairman of the Board, Chief Executive Officer
---------------------------------------------------    and Manager (Principal Executive Officer)
               Joseph A. Reeves, Jr.




               /s/ MICHAEL J. MAYELL                 President, Chief Operating Officer and Manager
---------------------------------------------------
                 Michael J. Mayell




                /s/ LLOYD V. DELANO                  Senior Vice President and Chief Accounting
---------------------------------------------------    Officer (Principal Financial and Accounting
                  Lloyd V. DeLano                      Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 4, 2004.

                                          CAIRN ENERGY USA, INC.

                                          By:     /s/ MICHAEL J. MAYELL
                                            ------------------------------------
                                                    Michael J. Mayell
                                          President and Chief Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Reeves, Jr., Michael J. Mayell and Lloyd V. DeLano, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 (a "462 Registration Statement") and any and all amendments (including post-effective amendments) to any such 462 Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2004.

                       NAME                                               TITLE
                       ----                                               -----



             /s/ JOSEPH A. REEVES, JR.               Chairman of the Board, Chief Executive Officer
---------------------------------------------------    and Director (Principal Executive Officer)
               Joseph A. Reeves, Jr.




               /s/ MICHAEL J. MAYELL                 President, Chief Operating Officer and Director
---------------------------------------------------
                 Michael J. Mayell




                /s/ LLOYD V. DELANO                  Senior Vice President and Chief Accounting
---------------------------------------------------    Officer (Principal Financial and Accounting
                  Lloyd V. DeLano                      Officer)

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         **1.1           -- Form of Debt Securities Underwriting Agreement
         **1.2           -- Form of Equity Securities Underwriting Agreement
           3.1           -- Third Amended and Restated Articles of Incorporation of
                            the Company (incorporated by reference to the Company's
                            Quarterly Report on Form 10-Q for the three months ended
                            September 30, 1998).
           3.2           -- Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Quarterly Report on Form
                            10-Q for the three months ended September 30, 1998).
           3.3           -- Certificate of Designation for Series C Redeemable
                            Convertible Preferred Stock dated March 28, 2002
                            (incorporated by reference to Exhibit 3.1 of the
                            Company's Quarterly Report on Form 10-Q for the three
                            months ended March 31, 2002).
          *3.4           -- Certificate of Incorporation of The Meridian Resource
                            Corporation (a Delaware corporation formerly known as
                            Texas Meridian Finance Corporation), as amended.
          *3.5           -- Bylaws of The Meridian Resource Corporation (a Delaware
                            corporation formerly known as Texas Meridian Finance
                            Corporation).
          *3.6           -- Certificate of Incorporation of Cairn Energy USA, Inc.,
                            as amended.
          *3.7           -- Bylaws of Cairn Energy USA, Inc.
          *3.8           -- Certificate of Formation of The Meridian Resource &
                            Exploration LLC.
          *3.9           -- Limited Liability Company Agreement of The Meridian
                            Resource & Exploration LLC.
          *3.10          -- Certificate of Formation of Louisiana Onshore Properties
                            LLC.
          *3.11          -- Limited Liability Company Agreement of Louisiana Onshore
                            Properties LLC.
           4.1           -- Specimen Common Stock Certificate (incorporated by
                            reference to Exhibit 4.1 of the Company's Registration
                            Statement on Form S-1, as amended (Reg. No. 33-65504)).
           4.2           -- Common Stock Purchase Warrant of the Company dated
                            October 16, 1990, issued to Joseph A. Reeves, Jr.
                            (incorporated by reference to Exhibit 10.8 of the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1991, as amended by the Company's Form 8
                            filed March 4, 1993).
           4.3           -- Common Stock Purchase Warrant of the Company dated
                            October 16, 1990, issued to Michael J. Mayell
                            (incorporated by reference to Exhibit 10.9 of the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1991, as amended by the Company's Form 8
                            filed March 4, 1993).
           4.4           -- Registration Rights Agreement dated October 16, 1990,
                            among the Company, Joseph A. Reeves, Jr. and Michael J.
                            Mayell (incorporated by reference to Exhibit 10.7 of the
                            Company's Registration Statement on Form S-4, as amended
                            (Reg. No. 33-37488)).
           4.5           -- Warrant Agreement dated June 7, 1994, between the Company and Joseph A. Reeves, Jr. (incorporated by reference to
                            Exhibit 4.1 of the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1994).
           4.6           -- Warrant Agreement dated June 7, 1994, between the Company and Michael J. Mayell (incorporated by reference to
                            Exhibit 4.1 of the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1994).

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           4.7           -- Credit Agreement, dated August 13, 2002, among the
                            Company, Societe Generale, as Administrative Agent, Lead
                            Arranger and Bookrunner, Fortis Capital Corp., as Co-Lead
                            Arranger and Documentation Agent, and the several lenders
                            from time to time parties thereto (incorporated by
                            reference to Exhibit 10.1 to the Company's Current Report
                            on Form 8-K dated August 13, 2002).
           4.8           -- The Meridian Resource Corporation Directors' Stock Option
                            Plan (incorporated by reference to Exhibit 10.5 of the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1991, as amended by the Company's Form 8
                            filed March 4, 1993).
           4.9           -- Amendment No. 1, dated as of January 29, 2001, to Rights
                            Agreement, dated as of May 5, 1999, by and between the
                            Company and American Stock Transfer & Trust Co., as
                            rights agent (incorporated by reference from the
                            Company's Current Report on Form 8-K dated January 29,
                            2001).
           4.10          -- First Amendment to Subordinated Credit Agreement, dated
                            December 5, 2001, between Meridian and Fortis Capital
                            Corp. (incorporated by reference to Exhibit 4.17 of the
                            Company's Registration Statement on Form S-3, as amended
                            (Reg. No. 333-75414)).
          *4.11          -- Form of Senior Debt Securities Indenture.
          *4.12          -- Form of Subordinated Debt Securities Indenture.
          *5.1           -- Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities.
         **8.1           -- Opinion of Fulbright & Jaworski L.L.P. as to certain
                            federal income tax matters.
         *12.1           -- Computation of Ratios of Earnings to Fixed Charges and
                            Earnings to Combined Fixed Charges Plus Preferred Stock
                            Dividend Requirements.
          21.1           -- Subsidiaries of Meridian (incorporated by reference to
                            Exhibit 21.1 of Meridian's Annual Report on Form 10-K for
                            the year ended December 31, 1998).
         *23.1           -- Consent of Ernst & Young LLP.
         *23.2           -- Consent of T. J. Smith & Company, Inc.
         *23.3           -- Consent of BDO Seidman LLP.
         *24.1           -- Power of attorney (contained on the signature pages of
                            this Registration Statement).
        **25.1           -- Form T-1 Statement of Eligibility of Trustee for the
                            Senior Debt Securities.
        **25.2           -- Form T-1 Statement of Eligibility of Trustee for the
                            Subordinated Debt Securities.

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 *  Filed herewith.

** To be filed as an exhibit to our Current Report on Form 8-K or other SEC filing in connection with an applicable offering.